Exhibit 20

Subsidiary Guarantees of Debt

The company’s senior notes are guaranteed on a full, unconditional and joint and several basis by certain of the company’s material domestic subsidiaries. These guarantees are required in support of the notes, are co-terminous with the terms of the respective note indentures and would require performance upon certain events of default referred to in the respective guarantees. The maximum potential amounts that could be required to be paid under the domestic guarantees are essentially equal to the then outstanding principal and interest under the respective notes. The following is condensed, consolidating financial information (in millions of dollars) for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of October 2, 2011, and December 31, 2010, and for the three and nine months ended October 2, 2011, and September 26, 2010. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements are not required by the current regulations.

	UNAUDITED CONDENSED CONSOLIDATING
	STATEMENT OF EARNINGS
	For the Three Months Ended October 2, 2011
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$—	$1,408.2	$850.1	$—	$2,258.3

Costs and expenses
Cost of sales (excluding depreciation)	—	(1,188.2)	(674.0)	—	(1,862.2)
Depreciation and amortization	(1.3)	(35.5)	(37.7)	—	(74.5)
Selling, general and administrative	(18.2)	(47.1)	(24.4)	—	(89.7)
Business consolidation and other activities	(0.5)	(1.7)	(1.1)	—	(3.3)
Equity in results of subsidiaries	134.7	—	—	(134.7)	—
Intercompany license fees	60.6	(56.1)	(4.5)	—	—
	175.3	(1,328.6)	(741.7)	(134.7)	(2,029.7)

Earnings (loss) before interest and taxes	175.3	79.6	108.4	(134.7)	228.6
Interest expense	(38.7)	1.2	(5.5)	—	(43.0)
Earnings (loss) before taxes	136.6	80.8	102.9	(134.7)	185.6
Tax provision	(4.5)	(30.4)	(12.7)	—	(47.6)
Equity in results of affiliates	—	0.7	0.1	—	0.8
Net earnings (loss) from continuing operations	132.1	51.1	90.3	(134.7)	138.8
Discontinued operations, net of tax	—	(1.3)	—	—	(1.3)
Net earnings (loss)	132.1	49.8	90.3	(134.7)	137.5
Less net earnings attributable to noncontrolling interests	—	—	(5.4)	—	(5.4)
Net earnings (loss) attributable to Ball Corporation	$132.1	$49.8	$84.9	$(134.7)	$132.1

	UNAUDITED CONDENSED CONSOLIDATING
	STATEMENT OF EARNINGS
	For the Nine Months Ended October 2, 2011
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$—	$4,085.8	$2,493.4	$—	$6,579.2

Costs and expenses
Cost of sales (excluding depreciation)	—	(3,447.7)	(1,930.7)	—	(5,378.4)
Depreciation and amortization	(2.9)	(109.3)	(110.0)	—	(222.2)
Selling, general and administrative	(56.6)	(141.4)	(84.2)	—	(282.2)
Business consolidation and other activities	(0.8)	(15.2)	(3.7)	—	(19.7)
Equity in results of subsidiaries	414.5	—	—	(414.5)	—
Intercompany license fees	131.7	(120.6)	(11.1)	—	—
	485.9	(3,834.2)	(2,139.7)	(414.5)	(5,902.5)

Earnings (loss) before interest and taxes	485.9	251.6	353.7	(414.5)	676.7
Interest expense	(117.2)	3.0	(20.5)	—	(134.7)
Earnings (loss) before taxes	368.7	254.6	333.2	(414.5)	542.0
Tax provision	(2.2)	(101.5)	(56.5)	—	(160.2)
Equity in results of affiliates	—	1.0	0.9	—	1.9
Net earnings (loss) from continuing operations	366.5	154.1	277.6	(414.5)	383.7
Discontinued operations, net of tax	—	(2.9)	—	—	(2.9)
Net earnings (loss)	366.5	151.2	277.6	(414.5)	380.8
Less net earnings attributable to noncontrolling interests	—	—	(14.3)	—	(14.3)
Net earnings (loss) attributable to Ball Corporation	$366.5	$151.2	$263.3	$(414.5)	$366.5

	UNAUDITED CONDENSED CONSOLIDATING
	STATEMENT OF EARNINGS
	For the Three Months Ended September 26, 2010
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$—	$1,371.9	$663.1	$—	$2,035.0

Costs and expenses
Cost of sales (excluding depreciation)	—	1,131.8	521.6	—	1,653.4
Depreciation and amortization	0.8	37.3	29.0	—	67.1
Selling, general and administrative	22.0	47.5	23.5	—	93.0
Business consolidation activities	0.7	0.7	(13.0)	—	(11.6)
Equity in results of subsidiaries	(226.0)	—	—	226.0	—
Intercompany license fees	(36.5)	33.9	2.6	—	(0.0)
	(239.0)	1,251.2	563.7	226.0	1,801.9

Earnings (loss) before interest and taxes	239.0	120.7	99.4	(226.0)	233.1
Interest expense	(30.7)	0.3	(5.8)	—	(36.2)
Earnings (loss) before taxes	208.3	121.0	93.6	(226.0)	196.9
Tax provision	17.7	(44.3)	(33.9)	—	(60.5)
Equity in results of affiliates	—	0.8	85.0	—	85.8
Net earnings (loss) from continuing operations	226.0	77.5	144.7	(226.0)	222.2
Discontinued operations, net of tax	1.5	4.6	(0.8)	—	5.3
Net earnings (loss)	227.5	82.1	143.9	(226.0)	227.5
Less net earnings attributable to noncontrolling interests	—	—	—	—	—
Net earnings (loss) attributable to Ball Corporation	$227.5	$82.1	$143.9	$(226.0)	$227.5

	UNAUDITED CONDENSED CONSOLIDATING
	STATEMENT OF EARNINGS
	For the Nine Months Ended September 26, 2010
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$—	$3,903.9	$1,730.9	$—	$5,634.8

Costs and expenses
Cost of sales (excluding depreciation)	—	3,262.2	1,352.5	—	4,614.7
Depreciation and amortization	2.4	112.0	77.8	—	192.2
Selling, general and administrative	48.6	139.9	61.4	—	249.9
Business consolidation activities	3.8	(0.8)	(12.8)	—	(9.8)
Equity in results of subsidiaries	(383.5)	—	—	383.5	—
Intercompany license fees	(123.8)	117.7	6.1	—	0.0
	(452.5)	3,631.0	1,485.0	383.5	5,047.0

Earnings (loss) before interest and taxes	452.5	272.9	245.9	(383.5)	587.8
Interest expense	(102.4)	1.0	(13.4)	—	(114.8)
Earnings (loss) before taxes	350.1	273.9	232.5	(383.5)	473.0
Tax provision	25.4	(98.2)	(69.4)	—	(142.2)
Equity in results of affiliates	—	1.5	117.0	—	118.5
Net earnings (loss) from continuing operations	375.5	177.2	280.1	(383.5)	449.3
Discontinued operations, net of tax	0.3	(69.2)	(4.5)	—	(73.4)
Net earnings (loss)	375.8	108.0	275.6	(383.5)	375.9
Less net earnings attributable to noncontrolling interests	—	—	(0.1)	—	(0.1)
Net earnings (loss) attributable to Ball Corporation	$375.8	$108.0	$275.5	$(383.5)	$375.8

	UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEET
	October 2, 2011
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

ASSETS
Current assets
Cash and cash equivalents	$1.2	$2.3	$186.6	$—	$190.1
Receivables, net	(1.5)	179.0	930.1	—	1,107.6
Inventories, net	—	684.7	409.9	—	1,094.6
Def taxes and other current assets	18.4	105.5	57.7	—	181.6
Total current assets	18.1	971.5	1,584.3	—	2,573.9
Property, plant and equipment	33.1	899.2	1,310.2	—	2,242.5
Investment in subsidiaries	3,709.5	353.9	78.6	(4,142.0)	—
Goodwill	—	927.0	1,356.1	—	2,283.1
Intangibles and other assets, net	147.3	102.3	189.3	—	438.9
Total Assets	$3,908.0	$3,253.9	$4,518.5	$(4,142.0)	$7,538.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$37.2	$0.1	$441.9		$479.2
Accounts payable	14.9	391.7	370.2	—	776.8
Accrued employee costs	44.8	138.2	72.4	—	255.4
Other current liabilities	(22.1)	156.2	140.1	—	274.2
Total current liabilities	74.8	686.2	1,024.6	—	1,785.6

Long-term debt	2,427.7	0.2	549.6	—	2,977.5
Intercompany borrowings	(207.6)	(129.1)	336.7	—	—
Employee benefit obligations	262.6	354.7	335.0	—	952.3
Deferred taxes and other liabilities	(57.2)	120.8	191.4		255.0
Total liabilities	2,500.3	1,032.8	2,437.3	—	5,970.4

Shareholders’ equity
Convertible preferred stock	—	—	4.8	(4.8)	—
Preferred shareholders’ equity	—	—	4.8	(4.8)	—

Common stock	931.2	799.7	668.2	(1,467.9)	931.2
Retained earnings	3,162.0	1,631.9	1,187.1	(2,819.0)	3,162.0
Accumulated other comprehensive earnings (loss)	(164.9)	(210.5)	60.8	149.7	(164.9)
Treasury stock, at cost	(2,520.6)	—	—	—	(2,520.6)
Common shareholders’ equity	1,407.7	2,221.1	1,916.1	(4,137.2)	1,407.7
Total Ball Corporation shareholders’ equity	1,407.7	2,221.1	1,920.9	(4,142.0)	1,407.7
Noncontrolling interests	—	—	160.3	—	160.3
Total shareholders’ equity	1,407.7	2,221.1	2,081.2	(4,142.0)	1,568.0
Total Liabilities and Shareholders’ Equity	$3,908.0	$3,253.9	$4,518.5	$(4,142.0)	$7,538.4

	CONDENSED, CONSOLIDATING BALANCE SHEET
	December 31, 2010
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$0.2	$1.7	$150.1	$—	$152.0
Receivables, net	(0.5)	157.0	693.2	—	849.7
Inventories, net	—	763.3	320.6	—	1,083.9
Deferred taxes and other current assets	19.0	126.8	74.3	—	220.1
Total current assets	18.7	1,048.8	1,238.2	—	2,305.7
Property, plant and equipment, net	29.6	893.8	1,124.8	—	2,048.2
Investment in subsidiaries	3,372.9	217.3	151.0	(3,741.2)	—
Goodwill	—	927.0	1,178.3	—	2,105.3
Intangibles and other assets, net	176.0	129.0	163.5	—	468.5
Total Assets	$3,597.2	$3,215.9	$3,855.8	$(3,741.2)	$6,927.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$17.9	$0.2	$92.6	$—	$110.7
Accounts payable	17.5	362.2	320.6	—	700.3
Accrued employee costs	24.7	165.1	68.4	—	258.2
Other current liabilities	59.3	126.8	128.0	—	314.1
Total current liabilities	119.4	654.3	609.6	—	1,383.3
Long-term debt	2,333.5	0.4	367.7	—	2,701.6
Intercompany borrowings	(536.7)	105.3	431.4	—	—
Employee benefit obligations	197.1	419.9	346.3	—	963.3
Deferred taxes and other liabilities	(34.1)	65.8	189.7	—	221.4
Total liabilities	2,079.2	1,245.7	1,944.7	—	5,269.6

Shareholders’ equity
Convertible preferred stock	—	—	4.8	(4.8)	—
Preferred shareholders’ equity	—	—	4.8	(4.8)	—

Common stock	893.4	684.4	719.2	(1,403.6)	893.4
Retained earnings	2,829.8	1,480.8	923.8	(2,404.6)	2,829.8

Accumulated other comprehensive earnings (loss)	(82.1)	(195.0)	123.2	71.8	(82.1)
Treasury stock, at cost	(2,123.1)	—	—	—	(2,123.1)
Common shareholders’ equity	1,518.0	1,970.2	1,766.2	(3,736.4)	1,518.0
Total Ball Corporation shareholders’ equity	1,518.0	1,970.2	1,771.0	(3,741.2)	1,518.0
Noncontrolling interests	—	—	140.1	—	140.1
Total shareholders’ equity	1,518.0	1,970.2	1,911.1	(3,741.2)	1,658.1
Total Liabilities and Shareholders’ Equity	$3,597.2	$3,215.9	$3,855.8	$(3,741.2)	$6,927.7

	UNAUDITED CONDENSED CONSOLIDATING
	STATEMENT OF CASH FLOWS
	For the Nine Months Ended October 2, 2011
	Ball	Guarantor	Non-Guarantor	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Total

Cash provided by (used in) continuing operating activities	$(127.3)	$486.2	$89.6	$448.5
Cash provided by (used in) discontinued operating activities	—	(3.3)	(4.2)	(7.5)
Total cash provided by (used in) operating activities	(127.3)	482.9	85.4	441.0

Cash flows from investing activities
Additions to property, plant and equipment	(7.1)	(123.8)	(192.9)	(323.8)
Business acquisition	—	—	(295.2)	(295.2)
Investments in and advances to affiliates	439.0	(372.0)	(86.5)	(19.5)
Other, net	(4.2)	13.7	2.7	12.2
Total cash provided by (used in) investing activities	427.7	(482.1)	(571.9)	(626.3)

Cash flows from financing activities
Long-term borrowings	228.8	—	456.9	685.7
Repayments of long-term borrowings	(128.5)	(0.2)	(269.6)	(398.3)
Change in short-term borrowings	11.5	—	328.6	340.1
Proceeds from issuances of common stock	31.8	—	—	31.8
Acquisitions of treasury stock	(413.1)	—	—	(413.1)
Common dividends	(34.6)	—	—	(34.6)
Other, net	4.7	—	—	4.7
Cash provided by (used in) financing activities	(299.4)	(0.2)	515.9	216.3

Effect of exchange rate changes on cash	—	—	7.1	7.1

Change in cash and cash equivalents	1.0	0.6	36.5	38.1
Cash and cash equivalents — beginning of period	0.2	1.7	150.1	152.0
Cash and cash equivalents — end of period	$1.2	$2.3	$186.6	$190.1

	UNAUDITED CONDENSED CONSOLIDATING
	STATEMENT OF CASH FLOWS
	For the Nine Months Ended September 26, 2010
	Ball	Guarantor	Non-Guarantor	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Total

Cash provided by (used in) continuing operating activities	$13.5	$400.6	$(58.2)	$355.9
Cash provided by (used in) discontinued operating activities	0.3	19.4	(4.2)	15.5
Total cash provided by (used in) operating activities	13.8	420.0	(62.4)	371.4

Cash flows from investing activities
Additions to property, plant and equipment	(7.6)	(56.3)	(67.2)	(131.1)
Business acquisition	—	(25.0)	(35.0)	(60.0)
Acquisition of equity affiliate	—	—	(63.8)	(63.8)
Proceeds from sale of business	—	280.0	—	280.0
Investments in and advances to affiliates	242.5	(602.9)	360.4	—
Other, net	(6.8)	(2.3)	(1.0)	(10.1)
Cash provided by (used in) continuing investing activities	228.1	(406.5)	193.4	15.0
Cash used in discontinued investing activities	—	(9.2)	—	(9.2)
Total cash provided by (used in) investing activities	228.1	(415.7)	193.4	5.8

Cash flows from financing activities
Long-term borrowings	1,045.2	0.6	153.6	1,199.4
Repayments of long-term borrowings	(1,056.6)	(3.9)	(209.6)	(1,270.1)
Change in short-term borrowings	15.5	—	(10.3)	5.2
Proceeds from issuances of common stock	35.0	—	—	35.0
Acquisitions of treasury stock	(353.0)	—	—	(353.0)
Common dividends	(27.2)	—	—	(27.2)
Other, net	(5.8)	—	—	(5.8)
Cash provided by (used in) financing activities	(346.9)	(3.3)	(66.3)	(416.5)

Effect of exchange rate changes on cash	—	—	(2.5)	(2.5)

Change in cash and cash equivalents	(105.0)	1.0	62.1	(41.9)
Cash and cash equivalents — beginning of period	111.3	0.1	99.2	210.6
Cash and cash equivalents — end of period	$6.3	$1.1	$161.3	$168.7